UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 14, 2006

SIBLING ENTERTAINMENT GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

333-60958	13-3963541
Commission File Number)	(IRS Employer Identification No.)

511 West 25th Street Suite 503 New York, New York 10001	(212) 414-9600
(Address of Principal Executive Offices)	(Telephone Number including Area Code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

After Sibling Entertainment Group, Inc (the “Company”) filed its June 30, 2006 Form 10-KSB (the “Previously Issued Financial Statements”), as a result of comments received from and discussions with the staff of the Securities and Exchange Commission (the “SEC”), the Board of Directors of Sibling Entertainment Group, Inc. (“Company”) determined on December 13, 2006 that the Company’s Previously Issued Financial Statements should not be relied upon for the reasons set forth below. The Company has amended and is re-filing its financial statements for its fiscal years ended June 30, 2005 and June 30, 2006 on Form 10-KSB/A to reflect an amendment to its consolidated statements of operations and cash flows for the years then ended as set forth in the tables and notes below.

The Company has discussed with its independent auditors the matters disclosed in this Current Report under Item 4.02.

Restatement of the Company’s June 30, 2006 Form 10-KSB Financial Statements

The Company’s management concluded that the Company’s previously filed financial statements as of and for the year ended June 30, 2006 should be amended as a result of the Company’s determination in its accounting methods and procedures to (1) clearly indicate that the cumulative information on our financial statements is unaudited, (2) include a footnote which states that our current auditors did not audit the financial statements for the period of Development Stage July 1, 2000 through June 30, 2004, due to the fact that our current auditors were engaged on May 12, 2005, and our previous auditors are no longer doing business as a CPA firm and therefore we can not attain a revised audit opinion letter. In addition, our auditors shall revise the audit opinion letter to reflect such information as provided above. These changes represent revisions to language only in our financial statements. These changes do not present a quantitative impact to our financial statements.

The Company will restate in its financial statement disclosures, as follows. Note 17 – footnote added to disclose details concerning the fact that our cumulative numbers from Development Stage were not audited by our current auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIBLING ENTERTAINMENT GROUP, INC.

Dated: December 14, 2006	By:	/s/ James Cardwell

James Cardwell, Chief Financial Officer and Director